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MODIFICATION AGREEMENT EXECUTED BY THE PARTY OF THE FIRST PART, "COMPLEJO
INDUSTRIAL FUENTES S.A. DE C.V." REPRESENTED AT THIS ACT BY THE CHAIRMAN OF ITS BOARD OF DIRECTORS MR. EDUARDO FUENTES VARELA, WHO HEREINAFTER SHALL BE KNOWN AS "THE LESSOR" AND PARTY OF ThE SECOND PART, "S.T.B. DE MEXICO- S.A. DE C.V.", REPRESENTED AT THIS ACT BY MR RANDALL DON EISENBACH WHO HEREINAFTER FOR THE PURPOSES OF THIS AGREEMENT SHALL BE DESIGNATED AS "THE LESSEE", WHICH ARE AGREEING TO THE FOLLOWING STATEMENTS AND CLAUSES:

                           STATEMENTS:

I.-  Both parties do hereby represent the following:
     a).- That on December 06, 1988 they executed a LEASING CONTRACT and later, on February 25, 1994, they made a MODIFYING AGREEMENT thereto as such was in their interest, combining therein areas "A" and "B" of Edificio Fuentes II (Fuentes Building II) located on Vicente Guerrero Avenue Number 7470 (seven thousand four hundred and seventy) here in Ciudad Juarez, Chihuahua, which is currently in effect.

     b).- On October 4th, 1996 they executed a LEASING CONTRACT by which THE LESSOR will build an Industrial Plant Unit to be leased by THE LESSEE. This unit will be located at Edificio Fuentes M (Fuentes Building XI) within Complejo Industrial Fuentes here in Ciudad Juarez, Chihuahua. Average deadline set for finishing construction of the building is estimated to be approximately 12 (twelve) months, and the Initial Term of said CONTRACT had been set to begin as soon as THE LESSEE receives the LEASED PROPERTY.


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     c).- Given the facts that are set forth in the above parts, both parties desire to make some amendments to the currently effective LEASING CONTRACT, and for such reason they are hereby agreeing to the following:


                               CLAUSES:

FIRST.- By reason of execution of the LEASING CONTRACT mentioned in the First Statement part b) of this instrument, both parties are hereby agreeing to amend Clause Fourth of the MODIFYING AGREEMENT they made on February 25, 1994, concerning the Term, so that the period of effectiveness of the Initial Term of said CONTRACT may be extended until the time the LEASED PROPERTY which is specified in part b) of the First Statement of this instrument Is delivered by THE LESSOR and accepted by THE LESSEE.

SECOND. - By reason of execution of the LEASING CONTRACT mentioned in the First Statement part b) of this instrument, both parties are agreeing to amend Clause Three of the Modifying Agreement they executed on February 25, 1994 concerning the Price, so that for the period to begin as of March 1, 1997 up to the time the LEASED PROPERTY specified in part b) of the First Statement of this instrument is delivered and accepted, rent to be paid by THE LESSEE shall be increased by applying the Accumulated Consumer Price Index "CPI" published by the Department of Labor of the United States of America to current rent which will become due from the 1st day of March, 1994 to the 28th day of February, 1997, at the current amount of $4.75 (FOUR DOLLARS 75/100) legal tender of the United States of America per square foot of building per year; which must be paid by it according to contractually established terms and conditions.

THIRD.- In the event THE LESSEE either exercises or fails to exercise its first right to extension with respect to the total leased area, or to just one of the two areas making up the LEASED PROPERTY, identified as Fuentes Building II, whether section "A" and/or "B", THE LESSOR shall grant THE LESSEE a first priority right for leasing either the total area of THE LEASED PROPERTY or whatever section of the real property on which it had not exercised its


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right of extension, as the case may be, for a period of two years starting at the time it becomes Fully vacated; under such circumstances and in the event THE LESSOR has real potential for leasing said real property to a third party, it must first notify THE LESSEE of the guidelines for leasing so that the latter (THE LESSEE) may exercise its right of priority within a period not to exceed fifteen days starting as of the time notification is given to it by THE LESSOR, and it must agree to the conditions set forth in the written notification provided; if upon expiration of this period THE LESSEE has failed to state in writing its decision to lease said real property, this right shall be held to have expired and therefore, THE LESSOR shall be able to freely contract.

FOURTH. - Both parties are agreeing that any Clauses which have not been amended shall still remain in effect as long as they are in agreement with the purpose pursued in executing this instrument, and the meaning thereof shall be construed according to this MODIFYING AGREEMENT.

THE ABOVE AGREEMENT WAS READ BY THE PARTIES, AND THEY ACCEPTED IT, AND AS PROOF OF THEIR ACCEPTANCE THEY ARE SIGNING THIS AGREEMENT AT CIUDAD JUAREZ, CHIHUAHUA, ON THE 4TH DAY OF OCTOBER OF NINETEEN HUNDRED AND NINETY SIX.

                  THE LESSOR                      THE LESSEE
         COMPLEJO INDUSTRIAL FUENTES,    S.T.B. DE MEXICO, S.A. DE C.V.
                 S.A. DE C.V.


     /s/ EDUARDO FUENTES VARELA               /s/ RANDALL DON EISENBACH
-------------------------------------    ----------------------------------
      MR EDUARDO FUENTES VARELA               MR. RANDALL DON EISENBACH
      CHAIRMAN OF THE BOARD OF                   SOLE ADMINISTRATOR
             DIRECTORS


                                  WITNESSES



         /s/ FERNANDO RIOS H.                /s/ JESUS M. TRILLO Q.
-------------------------------------    ---------------------------------
         MR. FERNANDO RIOS H.                MR. JESUS M. TRILLO Q.